Exhibit 99.1

PRESS RELEASE
For Immediate Release
Monolithic Power Systems, Inc.
6409 Guadalupe Mines Road
San Jose, CA 95120 USA
T: 408-826-0600, F: 408-826-0601 www.monolithicpower.com

Monolithic Power Systems Announces Fourth Quarter and 2008 Results

SAN JOSE, Calif. February 12, 2009—Monolithic Power Systems (MPS) (Nasdaq: MPWR), a leading fabless manufacturer of high-performance analog and mixed-signal semiconductors, today announced financial results for the quarter and year ended December 31, 2008.

The results for the year ended December 31, 2008 are as follows:

•	Net revenues of $160.5 million, compared to $134.0 million for the year ended December 31, 2007, an increase of 19.8%

•	Gross margin of 61.9%, compared to 63.6% for the year ended December 31, 2007

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GAAP operating expenses of $76.8 million, including $70.1 million for research and development and selling, general and administrative expenses, which includes $12.8 million for stock-based compensation and $6.7 million for patent litigation expenses

•	Non-GAAP(1) operating expenses of $64.0 million, excluding $12.8 million for stock-based compensation

•	GAAP net income of $24.2 million, with GAAP EPS of $0.67 per diluted share

•	Non-GAAP(1) net income of $32.3 million, or $0.90 per diluted share, excluding stock-based compensation and related tax effects

The results for the quarter ended December 31, 2008 are as follows:

•	Net revenues of $34.7 million, down 9.8% from $38.5 million in the fourth quarter of 2007 and down 29.0% sequentially from $48.9 million in the third quarter of 2008

•	Gross margin of 58.0%, compared to 63.9% in the fourth quarter of 2007 and 62.8% in the third quarter of 2008

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GAAP operating expenses of $17.9 million, including $17.3 million for research and development and selling, general and administrative expenses, which includes $3.6 million for stock-based compensation, and $0.6 million for patent litigation expenses

•	Non-GAAP(1) operating expenses of $14.3 million, excluding $3.6 million for stock-based compensation

•	GAAP net income of $3.2 million, with GAAP EPS of $0.09 per diluted share

•	Non-GAAP(1) net income of $5.5 million, or $0.16 per diluted share, excluding stock-based compensation and related tax effects

“2008 was another outstanding year for MPS despite the unfavorable operating environment,” said Michael Hsing, chief executive officer and founder of MPS. “Our history has proven that we have the right strategies combined with excellent execution. We will continue to have a lean and adaptive operation, focus on developing superior leading edge products, and expand our regional sales. We believe this recession is a business opportunity for MPS. As long as we continue to execute on our strategies, we will be a much stronger company once the economy recovers,” said Mr. Hsing.

Business Outlook

The following are MPS’ financial targets for the first quarter ending March 31, 2009:

•	Revenues in the range of $24 million to $29 million, reflecting the drop in general worldwide demand and lack of visibility for the first quarter of the year

•	Gross margin below the lower end of the company’s target range of 60% to 63%

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Research and development and selling, general and administrative expenses between $16.0 million and $17.3 million. Non-GAAP(1) research and development and selling, general and administrative expenses between $12.5 million and $13.5 million. This excludes an estimate of stock-based compensation expense in the range of $3.5 million to $3.8 million.

•	Litigation expense in the range of $1.5 million to $2.0 million

(1)	Non-GAAP net income, non-GAAP operating expenses and non-GAAP research and development and selling, general and administrative expense differ from net income, operating expenses, and research and development and selling, general and administrative expense determined in accordance with GAAP (Generally Accepted Accounting Principles in the United States). Non-GAAP net income and non-GAAP operating expenses for the quarter and year ended December 31, 2008 and 2007 exclude the effect of stock-based compensation expense and a patent litigation settlement amount and their related tax effects, and include a reversal of our lease write-off that was recorded previously. Projected non-GAAP research and development and selling, general and administrative expenses exclude the effect of stock-based compensation expense and related tax effects. A schedule reconciling these amounts is included in this news release. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. MPS utilizes both GAAP and non-GAAP financial measures to assess what it believes to be its core operating performance and to evaluate and manage its internal business and assist in making financial operating decisions. MPS believes that the inclusion of non-GAAP financial measures, together with GAAP measures, provides investors with an alternative presentation useful to investors’ understanding of MPS’ core operating results and trends. Additionally, MPS believes that the inclusion of non-GAAP measures, together with GAAP measures, provides investors with an additional dimension of comparability to similar companies. However, investors should be aware that non-GAAP financial measures utilized by other companies are not likely to be comparable in most cases to the non-GAAP financials measures used by MPS.

Conference Call

MPS plans to conduct a management teleconference covering its quarter and year ended December 31, 2008 results at 2:00 p.m. PT / 5:00 p.m. ET today, February 12, 2009. To access the conference call and following replay, go to http://ir.monolithicpower.com and click the webcast link. From this site, you can listen to the teleconference, assuming that your computer system is configured properly. In addition to the webcast replay, which will be archived for all investors for one year on the MPS website, a phone replay will be available for seven days after the live call at 617-801-6888, code number 25674790. This press release and any other information related to the call will also be posted on the website.

Safe Harbor Statement

This press release contains forward-looking statements regarding targeted revenues, gross margin, GAAP and non-GAAP research and development and selling, general and administrative expenses, stock-based compensation and litigation expense for the three months ending March 31, 2009, our belief that the current recession is an opportunity for expansion, and our operational focus on a lean and adaptive operation, development of superior leading edge products, and expansion of regional sales. These statements are not historical facts or guarantees of future performance or events, are based on current expectations, estimates, beliefs, assumptions, goals, and objectives, and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from the results expressed by these statements. Readers of this press release and listeners to the accompanying conference call are cautioned not to place undue reliance on any forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, the risks, uncertainties and costs of litigation in which the company is involved; the outcome of any upcoming trials, hearings, motions, and appeals; any market disruptions or interruptions in MPS’ schedule of new product release development; worsening global economic conditions, further deterioration in end-customer demand, adverse changes in production and testing efficiency; adverse changes in government regulations in foreign countries where MPS has offices; acceptance of, or demand for, MPS’ products being lower than expected; the adverse impact on MPS’ financial performance if its tax and litigation provisions are inadequate; difficulty in predicting or budgeting for future expenses and financial contingencies; and other important risk factors identified in MPS’ SEC filings, including, but not limited to, its Form 10-Q filed on October 23, 2008.

The forward-looking statements in this press release represent MPS’ targets or beliefs, not predictions of actual performance. MPS assumes no obligation to update the information in this press release or in the accompanying conference call.

About Monolithic Power Systems, Inc.

Monolithic Power Systems, Inc. (MPS) develops and markets proprietary, advanced analog and mixed-signal semiconductors. The company combines advanced process technology with its highly experienced analog designers to produce high-performance power management integrated circuits (ICs) for DC to DC converters, LED drivers, Cold Cathode Fluorescent Lamp (CCFL) backlight controllers, Class D audio amplifiers, and Linear ICs. MPS products are used extensively in computing and network communications products, LCD monitors and TVs, and a wide variety of consumer and portable electronics products. MPS partners with world-class manufacturing organizations to deliver top quality, ultra-compact, high-performance solutions through the most productive, cost-efficient channels. Founded in 1997 and headquartered in San Jose, California, the company has expanded its global presence with sales offices in Taiwan, China, Korea, Japan, and Europe, which operate under MPS International, Ltd.

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Monolithic Power Systems, MPS, and the MPS logo are registered trademarks of Monolithic Power Systems, Inc. in the U.S. and trademarked in certain other countries.

Contact:

Rick Neely

Chief Financial Officer

Monolithic Power Systems, Inc.

408-826-0777

investors@monolithicpower.com

Consolidated Balance Sheet

(Unaudited, in thousands, except par value)

	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$83,266	$83,114
Short-term investments	21,922	27,765
Accounts receivable, net of allowances of $0 and $227, respectively, in 2008 and 2007	9,115	8,239
Inventories	18,887	17,487
Deferred income tax asset, net - current	75	72
Prepaid expenses and other current assets	2,622	4,733
Restricted cash	7,360	7,350

Total current assets	143,247	148,760

Property and equipment, net	14,163	14,175
Long-term investments	37,425	—
Deferred income tax asset, net - long-term	19	776
Other assets	438	539
Restricted assets	7	8,340

Total assets	$195,299	$172,590

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,674	$6,154
Accrued compensation and related benefits	7,848	8,299
Accrued liabilities	13,360	14,959

Total current liabilities	25,882	29,412

Non-current income tax liability	4,762	5,318
Other long-term liabilities	10	323

Total liabilities	30,654	35,053

Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value, $34 and $33 in 2008 and 2007, respectively; shares authorized: 150,000,000; shares issued and outstanding: 33,646,821 and 33,454,595 in 2008 and 2007, respectively	147,298	143,890
Deferred stock compensation	—	(3)
Retained earnings (accumulated deficit)	17,411	(6,815)
Accumulated other comprehensive income (loss)	(64)	465

Total stockholders’ equity	164,645	137,537

Total liabilities and stockholders’ equity	$195,299	$172,590

Consolidated Income Statement

(Unaudited, in thousands, except per share amounts)

	Three months ended		Year ended
	December 31, 2008	December 31, 2007	December 31, 2008	December 31, 2007
Revenue	$34,709	$38,487	$160,511	$134,004
Cost of revenue*	14,564	13,908	61,184	48,781

Gross profit	20,145	24,579	99,327	85,223

Operating expenses:
Research and development*	9,256	7,493	34,850	27,342
Selling, general and administrative*	8,056	8,150	35,256	29,537
Lease abandonment	—	—	—	(496)
Patent litigation settlement	—	—	—	9,800
Provision for litigation expense	594	1,043	6,714	9,370

Total operating expenses	17,906	16,686	76,820	75,553

Income from operations	2,239	7,893	22,507	9,670
Other income (expense):
Interest and other income	659	1,342	3,587	4,741
Interest and other expense	(145)	(118)	(652)	(139)

Total other income, net	514	1,224	2,935	4,602

Income before income taxes	2,753	9,117	25,442	14,272
Income tax provision (benefit)	(481)	(165)	1,216	2,692

Net income	$3,234	$9,282	$24,226	$11,580

Basic net income per share	$0.10	$0.28	$0.72	$0.37

Diluted net income per share	$0.09	$0.26	$0.67	$0.33

Weighted average common shares outstanding	33,587	32,919	33,509	31,703
Stock options and restricted stock	1,599	3,216	2,611	3,387

Diluted weighted-average common equivalent shares outstanding	35,186	36,135	36,120	35,090

* Stock-based compensation has been included in the following line items:

Cost of revenue	$95	$166	$344	$539
Research and development	1,747	1,246	5,821	4,625
Selling, general and administrative	1,852	1,768	6,993	6,064

Total	$3,694	$3,180	$13,158	$11,228

RECONCILIATION OF NET INCOME TO NON-GAAP NET INCOME
(in thousands, except per share amounts)

Net income	$3,234	$9,282	$24,226	$11,580

Adjustments to reconcile net income to non-GAAP net income
Stock-based compensation	$3,694	$3,180	$13,158	$11,228
Patent litigation settlement	—	—	—	9,800
Reversal of lease write-off	—	—	—	(540)
Tax effect	(1,448)	(3,239)	(5,051)	(6,346)

Non-GAAP net income	$5,480	$9,223	$32,333	$25,722

Non-GAAP earnings per share, excluding stock-based compensation and related tax effects:
Basic	$0.16	$0.28	$0.96	$0.81
Diluted	$0.16	$0.26	$0.90	$0.73
Shares used in the calculation of non-GAAP earnings per share:
Basic	33,587	32,919	33,509	31,703
Diluted	35,186	36,135	36,120	35,090

RECONCILIATION OF OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES
(in thousands, except per share amounts)

Total operating expenses	$17,906	$16,686	$76,820	$75,553

Adjustments to reconcile total operating expenses to non-GAAP total operating expenses
Stock-based compensation	$(3,599)	$(3,014)	$(12,814)	$(10,689)
Patent litigation settlement	—	—	—	(9,800)
Reversal of lease write-off	—	—	—	496

Non-GAAP total operating expenses	$14,307	$13,672	$64,006	$55,560

2009 First Quarter Outlook

RECONCILIATION OF R&D AND SG&A EXPENSES TO NON-GAAP R&D AND SG&A EXPENSES

(in thousands, except per share amounts)

	Three months ended March 31, 2009
	Low	High
R&D and SG&A	$16,000	$17,300

Adjustments to reconcile R&D and SG&A to non-GAAP R&D and SG&A
Stock-based compensation	(3,500)	(3,800)

Non-GAAP R&D and SG&A	$12,500	$13,500